Exhibit 10.1

SETTLEMENT AGREEMENT

This settlement agreement (the “Agreement”) is entered into as of June 20, 2014 (“Effective Date”), by and between PerkinElmer, Inc., and PerkinElmer Health Sciences, Inc. (formerly known as PerkinElmer Life Sciences, Inc.), having a principal place of business at 940 Winter Street, Waltham, Massachusetts (collectively, “PerkinElmer”) and Enzo Biochem, Inc. and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.), having a principal place of business at 527 Madison Avenue, New York, New York (collectively “Enzo”). Each of the foregoing entities is sometimes referred to as a “Party” and collectively as the “Parties.”

Enzo brought an action against PerkinElmer in the United States District Court, Southern District of New York, captioned Enzo Biochem, Inc., et al., v. PerkinElmer, Inc. et al., Case No 03-CV-3817 RJS, and PerkinElmer asserted counterclaims against Enzo in that action (collectively, the “Action”). Enzo and PerkinElmer mutually desire to resolve the differences between them regarding the Action subject to the terms and conditions of this Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1 “Affiliate” means any entity that directly or indirectly owns or controls, is owned or controlled by, or is under common ownership or control with a Party. For the purposes of this definition, “ownership” or “control” mean: (a) possession, or the right to possession, of at least 50% of the voting stock of a corporation; (b) the power to direct the management and policies of the entity; (c) the power to appoint or remove a majority of the board of directors; or (d) the right to receive 50% or more of the profits or earnings. With regard to PerkinElmer, its Affiliates are listed in Exhibit 21 to PerkinElmer, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 29, 2013.

ARTICLE II
SETTLEMENT AMOUNT

2.1 PerkinElmer, Inc. shall pay seven million USD ($7,000,000.00) to Enzo Biochem, Inc. by wire transfer (the “Settlement Payment”) by July 2, 2014 as follows:

Bank:	Citibank, N.A.
153 East 53rd Street
New York, NY 10043

For credit to the account of:	Kramer Levin Naftalis & Frankel LLP
Attorney Escrow Account

ABA routing number	21000089

Account #	37301114

Attention:	Joseph Scotto
(212) 559-6338

Provided that, if Greenberg Traurig LLP (“GT”), in its June 25, 2014 initial brief in support of its motion to set the value of its lien pursuant to the Court’s June 16, 2014 Order, or in any other document that is publically filed on or before July 1, 2014, seeks an amount from Enzo with respect to the total value of its lien in the Action (including all interest and expenses) (“GT’s Claim”) that is less than the full amount of the Settlement Payment, PerkinElmer, Inc. shall on July 2, 2014 pay Enzo Biochem, Inc. a portion of the Settlement Payment that is equal to GT’s Claim in accordance with the instructions set forth above, and shall pay the balance of the Settlement Payment to Enzo Biochem, Inc. as follows:

Bank:	Citibank

For credit to the account of:	Enzo Biochem, Inc.

ABA routing number	21000089

Account #	119121150

For avoidance of doubt, if GT seeks a lien in the Molecular Probes action (03 Civ. 3816 (RJS)) or the Roche action (04 Civ. 4046 (RJS)) that also includes some or all of GT’s Claim, that will not reduce GT’s Claim for purposes of this Article II. Enzo Biochem, Inc., shall acknowledge receipt of payment within no more than one (1) business day by email to william.mcelwain@wilmerhale.com. The Parties acknowledge and agree that this Agreement is enforceable according to its terms with respect to PerkinElmer Inc.’s payment obligation under this Article II. In the event that PerkinElmer, Inc. fails to pay the Settlement Payment by July 2, 2014 as set forth above, and Enzo commences a lawsuit to compel PerkinElmer, Inc. to do so, PerkinElmer, Inc. will pay Enzo’s costs, including reasonable attorneys fees, of that lawsuit.

ARTICLE III

RELEASES, REPRESENTATIONS AND DISMISSAL OF ACTION

3.1 PerkinElmer Release of Enzo. PerkinElmer, on behalf of itself and its Affiliates and all of their respective predecessors, successors and assigns (the “PerkinElmer Releasing Parties”), releases, acquits, and forever discharges Enzo and its Affiliates and all of their respective predecessors, successors, assigns, officers, directors, managers, members, employees, agents, insurers, servants, experts, consultants, and attorneys (the “Enzo Released Parties”) from all liabilities, actions, causes of action, claims or demands, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation (“Claims”) arising prior to the date of this Agreement related to or arising under any claim or counterclaim that PerkinElmer now has, ever had, or could in the future have (but for this release) against the Enzo Released Parties, asserted in, arising out of, resulting from, or relating to the Action.

3.2 Enzo Release of PerkinElmer. Enzo on behalf of itself and its Affiliates and all of their respective predecessors, successors and assigns (the “Enzo Releasing Parties”), releases, acquits,

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and forever discharges PerkinElmer and its Affiliates and all of their respective predecessors, successors, assigns, officers, directors, managers, members, employees, agents, insurers, servants, experts, consultants, and attorneys (the “PerkinElmer Released Parties”) from all Claims arising prior to the date of this Agreement related to or arising under any claim or counterclaim that Enzo now has, ever had, or could in the future have (but for this release) against the PerkinElmer Released Parties, asserted in, arising out of, resulting from, or relating to the Action.

3.3 Releases. The releases specifically provided in this Agreement include an express, informed, knowing, and voluntary waiver and relinquishment to the fullest extent permitted by law. In this connection, the Parties acknowledge that they may have sustained damages, losses, costs, or expenses that are presently unknown and unsuspected and that such damages, losses, costs, or expenses as may have been sustained may give rise to additional damages, losses, costs, or expenses in the future. The Parties acknowledge, and waive any rights under, California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

or any similar or comparable law of any state, territory or jurisdiction, foreign or domestic, including the United States and federal, state, county or local jurisdiction which is similar, comparable, or equivalent to Section 1542 of the California Civil Code.

3.4 Representations. The Enzo Releasing Parties represent and warrant that, other than the released Claims, they have no actual knowledge of and no present intent to bring other Claims against PerkinElmer, its Affiliates or their customers (for such customer’s use of or resale of PerkinElmer’s or its Affiliates’ products or services) for the use of PerkinElmer’s or its Affiliates’ products for patent or other intellectual property infringement under the Enzo Releasing Parties’ currently existing patents, patent applications or other intellectual property based on or relating to any product or service of PerkinElmer or its Affiliates existing on or prior to the date of this Agreement.

3.5 Agreement Obligations Not Released. Notwithstanding anything to the contrary herein, the Parties reserve all rights and remedies, including damages and equitable relief, for breach of this Agreement and nothing herein releases any Party from its respective obligations under this Agreement or prevents any Party from enforcing the terms and conditions of this Agreement against the other Party.

3.6 Joint Stipulation of Dismissal with Prejudice. PerkinElmer will file a Joint Stipulation of Dismissal with Prejudice in the Southern District of New York in the form set forth in Exhibit A attached hereto in accordance with Section 2.1. The Parties shall promptly proceed with any and all additional procedures needed to dismiss with prejudice the Action including any modifications to the forms to comply with any local rules or procedures regarding the entry of

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stipulated dismissals. The Parties acknowledge and agree that this Agreement is enforceable according to its terms with respect to final dismissal with prejudice of the Action.

3.7 No Effect On Other Actions. This Agreement, including the releases herein, does not affect any other pending action by Enzo as listed in Exhibit B attached hereto.

ARTICLE IV

FURTHER REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS

4.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) each person executing this Agreement on its behalf has full authority to enter into this Agreement; (b) it enters into this Agreement of its own free will and accord, upon advice of its own legal counsel; (c) it has the authority to enter into and to perform or to cause performance of its obligations under this Agreement; (d) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party; (e) this Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms; (f) no further approval is needed to make this Agreement valid, binding, and enforceable against such Party; and (g) the execution and delivery of this Agreement will not violate, conflict with, or result in a breach of the terms of any agreement by which such Party is bound or of any applicable statute, regulation, rule, or other law.

4.2 No Admission. This Agreement is made in connection with a full, final, and complete satisfaction and compromise of disputed claims and matters. Neither this Agreement nor any action taken in connection with this Agreement or pursuant to it constitutes an admission by any Party or by any other person that any conduct or action was unlawful or in violation of any contract, agreement, understanding, custom, or obligation among or between the Parties, or constituted any wrongdoing whatsoever.

ARTICLE V
PUBLIC DISCLOSURE

5.1 Public Disclosure. The Parties agree that any public disclosure of the existence and terms of this Agreement will be limited to such disclosure, if any, as a Party believes is required by law, rule, regulation or legal process, including by any stock exchange, the NASDAQ National Market or the rules and regulations of the United States Securities Exchange Commission (the “SEC”) or any applicable state securities regulators. PerkinElmer has received and reviewed the press release and draft Form 8-K attached as Exhibit C and consents to the filing thereof with the SEC.

ARTICLE VI
MISCELLANEOUS

6.1 Notices. All required communications under this Agreement shall be in writing, sent to the Party at its address below, or as otherwise designated by the Party in accordance with this provision, and duly given or made: (a) on the date delivered in person; (b) on the date transmitted by electronic mail, if confirmation is received from the recipient; (c) three days after deposit in

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the mail if sent by certified U.S. mail postage prepaid, return receipt requested; or (d) one day after deposit with a nationally recognized overnight carrier service with charges prepaid.

If to PerkinElmer:	PerkinElmer, Inc.
940 Winter Street
Waltham, Massachusetts 02451
Attention: Joel Goldberg
joel.goldberg @perkinelmer.com

If to Enzo:	Enzo Biochem
527 Madison Avenue
New York, New York 10022
Attention: Barry Weiner
bweiner@enzo.com

6.2 Governing Law/Entire Agreement. This Agreement shall be governed by the laws of the state of New York without regard to any conflict-of-laws provisions. This Agreement, including its exhibits, and the Escrow Agreement together constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all other previous and contemporaneous agreements, understandings, negotiations, discussions, offers, and acceptances with respect to such subject matter. This Agreement may not be modified except in writing signed by authorized representatives of the Parties. The delay or failure to assert a right or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. A valid waiver must be executed in writing and signed by the Party granting the waiver. Each Party acknowledges that it was provided an opportunity to seek advice of counsel and as such this Agreement shall not be strictly construed against the drafter. This Agreement shall be binding on and inure to the benefit of each of the Parties and their successors and assigns.

6.3 Severability. The provisions of this Agreement are severable, and if any provision of this Agreement is determined to be invalid or unenforceable under any controlling body of law, such invalidity or non-enforceability shall not in any way affect the validity or enforceability of the remaining provisions or the validity or enforceability of such provision in any jurisdiction where valid and enforceable. Any invalid or unenforceable provision will be reformed by the Parties to effectuate their intent as evidenced on the Effective Date. The Parties may execute this Agreement in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

6.4 No Costs and Fees. Subject to the last sentence of Section 2.1 of this Agreement, each Party shall bear its own costs, expenses, and attorneys’ fees and shall take all such additional steps and actions reasonably requested by any other Party as may be necessary or desired to effect the dismissal of the Action.

6.5 Assignment. This Agreement may be assigned by PerkinElmer without the consent of Enzo in connection with the sale of all or substantially all of the assets of PerkinElmer or any merger (including without limitation a reincorporation merger), consolidation, reorganization,

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stock exchange, sale of stock, or other similar or related transaction in which PerkinElmer is the sole, surviving entity to conduct the business conducted by PerkinElmer prior to the consummation of the transaction.

PERKINELMER, INC.		ENZO BIOCHEM, INC.

By:	/s/ Joel S. Goldberg	By:	/s/ Barry Weiner
[Name] Joel S. Goldberg
[Title] SVP. General Counsel

Dated:	June 20, 2014	Dated:	June 20, 2014

PERKINELMER HEALTH SCIENCES, INC.		ENZO LIFE SCIENCES, INC.

By:	/s/ Joel S. Goldberg	By:	/s/ Barry Weiner
[Name] Joel S. Goldberg
[Title] President

Dated:	June 20, 2014	Dated:	June 20, 2014
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EXHIBIT A

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UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK
ENZO BIOCHEM, INC., ET AL.,	)
)
Plaintiffs,	)	CIVIL ACTION NO. 03-CV-3817 (RJS)
)
v.	)
)
PERKINELMER, INC., ET AL.,	)	STIPULATION OF DISMISSAL
Defendants.	)
)
)

IT IS HEREBY STIPULATED AND AGREED that all claims by Enzo Biochem Inc., and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.) against PerkinElmer, Inc. and PerkinElmer Health Sciences, Inc. (formerly known as PerkinElmer Life Sciences, Inc.) shall be, and hereby are, dismissed with prejudice and without fees and costs;

IT IS FURTHER STIPULATED AND AGREED that all claims by PerkinElmer, Inc. and PerkinElmer Health Sciences, Inc. (formerly known as PerkinElmer Life Sciences, Inc.) against Enzo Biochem, Inc. and Enzo Life Sciences, Inc. (formerly known as Enzo Diagnostics, Inc.) shall be, and hereby are, dismissed with prejudice and without fees and costs;

IT IS FURTHER STIPULATED AND AGREED that this Stipulation is without prejudice to Enzo Biochem, Inc. and Enzo Life Sciences, Inc.’s rights to appeal in any other action;

IT IS FURTHER STIPULATED AND AGREED that this Stipulation may be executed in separate multiple counterparts, each of which shall be deemed to be an original. Signatures provided through email or facsimile are deemed to be the equivalent of originals for filing purposes.

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Dated:	June ____, 2014
New York, New York

KRAMER LEVIN NAFTALIS & FRANKEL LLP	WILMER HALE, LLP

By:	By:
Michael J. Dell	Robert J. Gunther, Jr.
mdell@kramerlevin.com	Robert.Gunther@wilmerhale.com
Attorneys for Plaintiffs	Attorneys for Defendants
Enzo Life Sciences, Inc. and	PerkinElmer, Inc. and PerkinElmer Health
Enzo Biochem, Inc.	Sciences, Inc.
1177 Avenue of Americas	250 Greenwich Street
New York, NY 10036	New York, NY 10007
(212) 715-9100	(212) 230-8830
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EXHIBIT B

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Caption	Court	Docket No.
Roche Diagnostics GMBH, et al v. Enzo Biochem, Inc. et al	S.D.N.Y.	04-cv-04046
Enzo Life Sciences Inc. v. Gen-Probe, Inc.	D. Del.	12-cv-00104
Enzo Life Sciences Inc. v. Life Technologies Corp.	D. Del.	12-cv-00105
Enzo Life Sciences Inc. v. Roche Molecular Systems Inc., et al	D. Del.	12-cv-00106
Enzo Life Sciences Inc. v. Hologic, Inc.	D. Del.	12-cv-00276
Enzo Life Sciences Inc. v. v. Abbott Laboratories, et al	D. Del.	12-cv-00274
Enzo Life Sciences Inc. v. Becton, Dickinson & Company, et al	D. Del.	12-cv-00275
Enzo Life Sciences Inc. v. Illumina, Inc.	D. Del.	12-cv-00435
Enzo Life Sciences Inc. v. Adipogen Corp., et al	D. Del.	12-cv-00088
Enzo Life Sciences Inc. v. Agilent Technologies, Inc.	D. Del.	12-cv-00434
Enzo Life Sciences Inc. v. Siemens Healthcare Diagnostics, Inc.	D. Del.	12-cv-00505
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EXHIBIT C

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